UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
______________________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 18, 2011
Date of Report (Date of earliest event reported)

The Hershey Company
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-183	23-0691590
(Commission File Number)	(IRS Employer Identification No.)

100 Crystal A Drive, Hershey, Pennsylvania 17033
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (717) 534-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

This current report on Form 8-K/A updates information provided on a Form 8-K, dated May 18, 2011, in which The Hershey Company (the “Company”) reported compensation awarded to John P. Bilbrey in connection with his promotion to interim President and Chief Executive Officer of the Company.

In connection with Mr. Bilbrey’s promotion, the independent members of the Board of Directors, upon the recommendation of the Compensation and Executive Organization Committee of the Board, approved increases in Mr. Bilbrey’s base salary to $1,060,000 and 2011 annual incentive program (“AIP”) target award to 120% of base salary.  Mr. Bilbrey also was awarded 71,275 stock options with an exercise price of $55.48 (the closing price of our Common Stock on May 18, 2011) and 6,520, 21,640 and 18,600 performance stock units (“PSUs”) for the performance cycles ending in 2011, 2012 and 2013, respectively.  Additional information relating to the compensation of the Company’s executive officers, including information relating to stock options and PSUs, can be found in the Company’s 2011 proxy statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  May 20, 2011

THE HERSHEY COMPANY
By: /s/ Burton H. Snyder
Burton H. Snyder, Senior Vice President, General Counsel and Secretary